UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 9, 2013

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, the Board of Directors (the “Board”) of Intevac, Inc. (the “Company”) voted to increase the size of the Board from seven to eight directors and appointed, effective December 10, 2013, Matthew A. Drapkin to fill the newly created seat. In connection with his appointment to the Board, Mr. Drapkin was also appointed to the Nominating and Governance Committee.

Mr. Drapkin will receive the same compensation and indemnification as the Company’s other non-employee directors.

There are no transactions between Mr. Drapkin and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding the appointment of Mr. Drapkin is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 9, 2013, the Company entered into an agreement (the “Agreement”) with Becker Drapkin Management, L.P. and certain of its affiliates (collectively, the “Shareholder Group”). Pursuant to the Agreement, the Company agreed to expand the Board and appoint Mr. Drapkin to fill the newly created seat, as described above. In addition, the Company has agreed to include Mr. Drapkin in its slate of nominees for election to the Board at the Company’s 2014 and 2015 Annual Meetings of Stockholders and to solicit proxies in favor of his election to the Board at such meetings.

Pursuant to the Agreement, the members of the Shareholder Group have agreed to vote for the Board’s slate of nominees for directors at the 2014 and 2015 Annual Meetings of Stockholders. In addition, the Shareholder Group has agreed, until 30 days prior to the advance notice deadline for the Company’s 2016 Annual Meeting of Stockholders, to customary standstill provisions during that time that provide, among other things, that the Shareholder Group will not (a) acquire beneficial ownership of more than 17.5% of the Company’s outstanding common stock; (b) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company; (c) initiate any shareholder proposals; (d) call, seek to call or request a special meeting of stockholders; or (e) make certain impermitted dispositions of the Company’s common stock.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement, dated as of December 9, 2013, by and among Intevac, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P.

99.1	Press Release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: December 10, 2013	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated as of December 9, 2013, by and among Intevac, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P.

99.1	Press Release.